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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-67350), Form S-8 (No. 333-33775) and Form S-3 (No. 333-67403) of National Golf Properties, Inc. of our reports dated March 13, 2000 and March 10, 2000 on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. and American Golf Corporation and Subsidiaries, respectively, which appear in this Form 10-K.

                                            PricewaterhouseCoopers LLP

Los Angeles, California
March 29, 2000